UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2011

SUPERIOR SILVER MINES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Cedar Street Wallace, Idaho	83873
(Address of principal executive offices)	(Zip Code)

(208) 752-1131
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Letter to Shareholders of Record

Dear Shareholders of Superior Silver Mines, Inc.:

               Recently, Superior Silver Mines, Inc. (“SSVM.OB”) completed what is commonly called a “Reverse Merger” with Clean Wind Energy, Inc. The shareholders of Clean Wind Energy, Inc. received 300MM shares of SSVM and the two companies are now one in the same.

              We are in the process of changing the name of our Company from Superior Silver Mines to Clean Wind Energy. Likewise we will be applying to change our trading symbol to one which more clearly associates itself with the new name.

               In conjunction with the merger we have filed an 8-K report with the SEC describing the transaction.  I encourage you to review this filing as it will provide much information about your new Company.

               Until the new symbol is issued and the name change is complete, your shares will continue to trade under SSVM. Although there is a limited market for the shares, we will be making an effort to recruit more market makers and spread the story of our new renewable clean energy company.
Sincerely,

Ronald W. Pickett, CEO
Clean Wind Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR SILVER MINES, INC.

Dated: January 6, 2011	By:	/s/ Ronald W. Pickett
Name: Ronald W. Pickett
Chief Executive Officer and Director